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                                 EXTENSION AGREEMENT


DATE:    Effective as of August 30, 1997

PARTIES: Tigard-Tualatin School district 23J                             "TTSD"
         and
         Eagle Hardware & Garden, Inc.                                  "Eagle"

RECITALS:

         A. TTSD and Eagle entered into an Agreement to Lease dated April 30, 1997, (the "Agreement") covering certain real property in Tigard, Oregon (the "10.5-acre parcel") and a Put to Lease Property dated April 30, 1997, (the "Put") covering certain other adjoining real property in Tigard, Oregon (the "1.52-acre parcel").

         B. Section 3(b)(iii) of the Agreement gave Eagle until August 29, 1997, to notify TTSD that Eagle had concluded it will be able to develop the 10.5-acre parcel for the purpose that it intends.

         C. Section 9 of the Agreement requires a $150,000 cash payment to TTSD by Eagle unless, by 2 p.m. on August 29, 1997, Eagle notified TTSD in writing that it had determined that it will not be able to develop the 10.5-acre parcel. TTSD and Eagle disagree over whether the $150,000 is now owed by Eagle to TTSD. Neither party desires to waive any related rights, remedies or defenses associated with TTSD's potential claim under Section 9.

         D. Eagle has concluded that it will take the City of Tigard more than eight (8) additional months to determine if, and under what conditions, the City of Tigard will issue the permits and approvals Eagle requires to develop the 10.5-acre parcel and 1.52-acre parcel.

         E. TTSD and Eagle each desire to successfully conclude the leases of the 10.5-acre and 1.52-acre parcels from TTSD to Eagle and understand the need to extend the deadlines for waiver of the remaining contingency and Closing.

AGREEMENT:

         In consideration of the mutual covenants set forth below, TTSD and Eagle agree as follows:

         1. EXERCISE OF THE PUT. TTSD and Eagle hereby acknowledge that TTSD has exercised the Put effective as of August 30, 1997. The 30-year ground lease for the 1.52-acre parcel shall commence on the same date as the 30-year ground lease for the 10.5-acre parcel (SEE Section 6 below) and shall expire 30 years thereafter.


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         2.   EAGLE'S SOLE REMAINING CONDITION.  TTSD has waived the condition in Section 3(a) of the Agreement, and Eagle has waived the conditions in Sections 3(b)(i) and 3(b)(ii). Provided that the $190,000 is remitted to TTSD in accordance with Section 5 below, the August 29, 1997, date set forth in
Section 3(b)(iii) of the Agreement is hereby extended to August 29, 1998.

         3. ELIMINATION OF TWO POTENTIAL 30-DAY EXTENSIONS. The two potential 30-day extensions provided for in Sections 3(c) and 3(d) of the Agreement are hereby eliminated from the Agreement. There will be no extensions.

         4. CLOSING. Provided that the $190,000 is remitted to TTSD in accordance with Section 5 below, (a) the Closing shall occur on or before October 17, 1998, and (b) the dates of September 19, 1997, October 20, 1997, and November 21, 1997, set forth in Section 8 of the Agreement are hereby modified to the effect that the sole specified date for the Closing is "on or before October 17, 1998."

         5. PAYMENT OF NONREFUNDABLE FEE. First American Title Insurance Company of Oregon is currently holding $300,000 cash in escrow for this transaction. Eagle Shall have until December 15, 1997, to cause First American to remit $190,000 of the $300,000 to TTSD as a nonrefundable fee designed solely to compensate TTSD for keeping the 10.5-acre parcel off the market between April 30, 1997, and December 15, 1997. (TTSD shall cooperate with Eagle in causing First American to remit the $190,000 to TTSD on or before December 15, 1997.) Eagle agrees that this fee is not a penalty, that this fee is fair and reasonable compensation for keeping the property off the leasehold market, and that this fee is nonrefundable. Provided that the $190,000 is remitted to TTSD by December 15, 1997, and the Closing occurs in accordance with the Agreement (as modified by this extension agreement), TTSD shall credit the $190,000 to Eagle as prepaid rent for the 10.5-acre parcel. If Eagle fails to cause the $190,000 to be remitted to TTSD by December 15, 1997, the Agreement (as modified by this extension agreement) shall have no further force and effect, except that the parties shall retain their rights, remedies, and defenses regarding the potential claim under Section 9 of the Agreement (as to which, see Section 6 below).

         6. POTENTIAL CLAIM UNDER SECTION 9 OF THE AGREEMENT. Upon the timely payment to TTSD of the $190,000 in accordance with Section 5 above, TTSD shall waive its potential claim under Section 9 of the Agreement (described in Recital C above). Under all other circumstances, however, the parties shall retain their rights, remedies, and defenses associated with that potential claim and none of the terms and provisions of this extension agreement shall be construed to cause a different or contrary result.

         7. EXTENSION OF COMMENCEMENT DATE FOR THE LEASES. The commencement date for the 30-year ground lease of the 10.5-acre parcel and the 30-year ground lease of the 1.52-acre parcel shall be the date of Closing, which shall be on or before October 17, 1998


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         8.   REMAINDER OF AGREEMENT.  In all other respects, the terms and conditions of the Agreement and the Put remain the same.



TIGARD-TUALATIN SCHOOL                 EAGLE HARDWARE & GARDEN,
 DISTRICT 23J                           INC.

    Merrily S. Haas

By /s/ Merrily S. Haas                 By /s/ Paul B. Morris
   ----------------------------           --------------------------
    Chair of the School Board               Paul B. Morris
    Russell A. Joki
By /s/ Russell A. Joki                      Vice President
   ----------------------------           --------------------------
    Superintendent                               (Typed Title)


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